EXHIBIT 10.32

COLUMBUS McKINNON CORPORATION

EMPLOYEE STOCK OWNERSHIP PLAN

AMENDMENT NO. 9 OF THE 1989 PLAN RESTATEMENT

Columbus McKinnon Corporation (the “Corporation”) hereby amends the Columbus McKinnon Corporation Employee Stock Ownership Plan (the “Plan”), as amended and restated in its entirety effective April 1, 1989, and as further amended by Amendment Nos. 1 through 8, as permitted under Section 11.1 of the Plan, as follows:

1. Section 8.4, entitled “Diversification of Investment of Stock Account”, is amended effective January 1, 2003 by changing Section 8.4(a)(4) to read as follows:

“(4) “Qualified Election Period” means the period beginning with and including the Plan Year in which a Participant first becomes a Qualified Participant and ending on the date of the Participant’s termination of employment provided, however, that in no event will the Qualified Election Period be less than six consecutive Plan Years.”

2. Section 8.4, entitled “Diversification of Investment of Stock Account”, is amended effective January 1, 2003 by changing Section 8.4(c)(2) to read as follows:

“(2) Diversification Following the Sixth Year. In the case of a Diversification Election filed after the sixth Plan Year included in the Participant’s Qualified Election Period (or any year thereafter), the term “25 percent” used in Section 8.4(c)(1) shall be changed to “50 percent.”

IN WITNESS WHEREOF, this instrument of amendment has been executed by a duly authorized officer of the Corporation this 27th day of March, 2003.

COLUMBUS McKINNON CORPORATION

By	/S/ ROBERT L. MONTGOMERY

Title	Executive Vice President